GLU MOBILE INC.
TRANSITIONAL EMPLOYMENT AGREEMENT

This Transitional Employment Agreement (“Agreement”) is entered into as of July 8, 2009, by and between L. Gregory Ballard (“Employee”) and Glu Mobile Inc. (the “Company”) (collectively referred to as the “Parties”).

RECITALS

WHEREAS, Employee is currently employed by the Company as its Chief Executive Officer;

WHEREAS, the Parties wish to provide for the transition of employment for Employee, and the Parties wish to agree upon the terms and conditions applicable to such transitional period of employment and upon Employee’s termination of employment with the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

AGREEMENT

1. Transitional Employment. Employee shall continue in active employment with the Company for the “Transitional Period”, which shall commence as of the date of this Agreement (the “Transitional Date”) and which shall continue until the earlier to occur of (a) the date a new Chief Executive Officer commences employment with the Company, or (b) January 1, 2010 (such earlier date, the “Termination Date”). Notwithstanding the foregoing, Employee’s employment with the Company during the Transitional Period will be at-will and may be terminated by Employee or by the Company at any time for any reason.

2. Resignation of Titles and Positions. Unless otherwise requested by the board of directors of the Company (the “Board”), effective as of the Termination Date, Employee will resign from employment with the Company and from the Board, and, if requested earlier during the Transitional Period, relinquish all titles and positions then held by Employee with the Company or any subsidiary of the Company.

3. Compensation and Benefits During Transitional Period. During the Transitional Period, Employee will continue to receive payment of his salary, based on his current annual base salary of $281,250.00, and will continue to participate in applicable Company employee benefit plans, subject to the terms and conditions of such plans. During the Transitional Period, Employee’s options to purchase Company common stock (“Company Options”) will continue to vest in accordance with their terms. Employee shall continue to be eligible for any bonuses during the Transitional Period, including participation in the 2009 Executive Bonus Plan (the “Bonus Plan”).

4. Payments and Benefits upon Termination.

(a) Accrued Payments and Benefits. Upon the termination of employment of Employee for any reason, the Company shall pay to Employee all amounts and benefits that have accrued or were earned but remain unpaid through the date of termination in respect of salary and unreimbursed expenses, including any accrued vacation (the “Accrued Benefits”). Employee’s health insurance benefits will cease on the date of termination, subject to Employee’s eligibility and timely election to continue group health coverage under COBRA. Employee’s participation in all other employee benefits plans will cease on the date of termination, and Employee will cease accruing employee benefits, including, but not limited to, paid time off, as of the date of termination. Except as otherwise set forth herein, Employee shall have the period of time following the date of termination specified in the governing written stock option agreement to exercise any Company Options that are then vested and outstanding. Any Company Options that remain unvested as of the date of termination shall expire effective as of the date of termination.

(b) Payments Upon Termination.

(i) Termination Prior to Termination Date. If the employment of Employee is terminated by the Company other than for Cause (as defined in that certain Change of Control Severance Agreement dated as of October 10, 2008 by and between Employee and the Company (the “COC Agreement”)) or by Employee for any reason prior to the Termination Date (the “Separation Date”), then in addition to the Accrued Benefits, subject to Employee’s execution and delivery to the Company of a signed general release of claims in favor of the Company, in substantially the form attached hereto as Exhibit A (the “Release”), and subject to its nonrevocation by Employee and it becoming effective, the Company will provide Employee with $462,500.00 (an amount equal to 8/12 of Employee’s $375,000 base salary for purposes of his COC Agreement, plus an amount equal to 8/12 of the maximum bonus for which he could be eligible under the Bonus Plan, based on Employee’s $375,000 base salary for purposes of his COC Agreement) payable in nine (9) equal bi-weekly installments of $51,388.89 (collectively, the “Separation Payments”), which will begin with the Company’s next regular pay cycle at least two weeks following the date the Release becomes effective, subject to Section 17 below.

(ii) Termination On or After Termination Date. If the employment of Employee is terminated by the Company or by Employee for any reason on or after the Termination Date, then Employee shall not be entitled to any Separation Payments in Section 4(b)(i) above, and in lieu thereof, subject to Employee’s execution and delivery of the Release, and subject to its nonrevocation by Employee and it becoming effective, in addition to the Accrued Benefits, the Company will provide Employee with the following benefits (collectively, the “Termination Benefits”):

(A) In the event that the Termination Date is prior to January 1, 2010, continued payment of Employee’s current base salary (at an annual rate of $281,250) on each pay date of the Company’s regular pay cycle through December 31, 2009 (including pro rata payment for any partial pay period included therein);

(B) A lump sum payment of $278,906.25 (an amount equal to 10.5/12 of the maximum bonus for which he could be eligible under the Bonus Plan, based on Employee’s $375,000 base salary for purposes of his COC Agreement), payable on the later of (I) the Company’s first regular pay cycle following January 1, 2010 and (II) the Company’s next regular pay cycle at least two weeks following the date the Release becomes effective;

(C) A lump sum payment of $328,125.00 (an amount equal to 10.5/12 of Employee’s $375,000 base salary for purposes of his COC Agreement), the later of (I) the Company’s first regular pay cycle following January 1, 2010 and (II) the Company’s next regular pay cycle at least two weeks following the date the Release becomes effective;

(D) Provided Employee timely elects COBRA continuation coverage, the Company shall reimburse Employee for applicable COBRA premiums for a period of nine (9) months, or if earlier, until the date Employee becomes covered under the group health plan of another employer;

(E) All outstanding Company Options shall immediately vest with respect to an additional nine (9) months of vesting, with the remaining unvested Company Options (after giving effect to such additional nine (9) months of vesting) expiring as of the Termination Date;

(F) The post-termination exercise period applicable to vested Company Options (including any Company Options subject to acceleration pursuant to Section 4(b)(ii)(C)) held by Employee as of the Termination Date shall be extended to September 30, 2010, however options intended to be incentive stock options so held by Employee shall become nonstatutory stock options as a result of such extension; and

(G) Subject to a review by the Company’s Information Technology department for Company confidential proprietary information, Employee shall retain the laptop computer and Blackberry device previously provided to Employee by the Company; it being understood that any proprietary information that may remain on such laptop computer and Blackberry device shall remain confidential information of the Company and remain subject to the Proprietary Information and Inventions Agreement between Employee and the Company (the “PIIA”).

(iii) Termination Following a Change of Control. If the Company is subject to a Change of Control (as defined in the COC Agreement) during the Transitional Period, and Employee’s employment with the Company is terminated following such Change of Control, (a) the terms and condition of the COC Agreement shall apply (based on a $375,000 base salary in accordance with the December 2008 arrangement with the Company, (b) Employee shall be entitled to severance benefits set forth in the COC Agreement, subject to the terms and conditions of such COC Agreement, and (c) Employee shall not be entitled to any other payments or benefits described in this Agreement

5. No Mitigation Required. Employee shall not be required to seek other employment or to attempt in any way to reduce amounts payable to him pursuant to this Agreement. Further, the amount of benefits provided under this Agreement shall not be reduced by any compensation earned by or other benefits provided to Employee as a result of employment by another employer following the Separation Date or Termination Date, as the case may be.

6. Confidential Information. During the Transitional Period and following the Separation Date or Termination Date, as the case may be, Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the PIIA. Employee shall return all of the Company’s property (other than as set forth in Section 4(b)(ii)(e) above) and confidential and proprietary information in his possession to the Company on the Separation Date or Termination Date, as the case may be.

7. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Separation Date or Termination Date, as the case may be, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, or take away employees of the Company, either for himself or any other person or entity. Employee further agrees not to otherwise interfere with the relationship of the Company or any of its subsidiaries or affiliates with any person who, to the knowledge of Employee, is employed by or otherwise engaged to perform services for the Company or its subsidiaries or affiliates (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then most recent prior twelve-month period, a customer or client of the Company, or any of its subsidiaries.

8. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

9. Post-Termination Assistance. Following the Separation Date or Termination Date, as the case may be, and upon reasonable notice, Employee shall provide such information and assistance to the Company as may reasonably be requested by the Company until January 1, 2010. Following January 1, 2010, and upon reasonable notice, Employee shall provide such information and assistance to the Company as may reasonably be requested by the Company in connection with any audit, governmental investigation or litigation in which it or any of its subsidiaries is or may become a party related to the period of Employee’s service with the Company. If Employee fails to provide information and assistance to the Company pursuant to this Section 9, then the Company shall no longer have any obligation to make any further payments to Employee subject to Section 4(b)(i) or Section 4(b)(ii)(b) of this Agreement following the date of notice of such failure, unless such failure is promptly cured to the reasonable satisfaction of the Company.

10. Arbitration. The Parties agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to the American Arbitration Association (“AAA”) and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes (the “Rules”). All arbitration proceedings shall be conducted in San Mateo County, California.

Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Employee and the Company. Accordingly, except as provided for by the Rules, neither Employee nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. The Parties expressly waive any entitlement to have such controversies decided by a court or a jury. In addition to the right under the Rules to petition the court for provisional relief, Employee agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement in particular Section 6 of this Agreement.

11. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement.

12. No Representations. The Parties represent that each has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

13. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

14. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of (a) the PIIA, (b) the agreements governing the Company Options (including the equity compensation plan under which such Company Options were granted), (c) any agreements between the Company and Employee relating to any and all right that Employee may have to indemnification by the Company pursuant to the by-laws and certificate of incorporation of the Company or pursuant to any agreement between the Company and Employee or (d) the COC Agreement.

15. Public Filing. Employee and the Company understand and agree that this Agreement will need to be filed with the Securities and Exchange Commission and that its confidentiality cannot be protected.

16. Withholding. All sums payable to Employee hereunder are subject to all federal, state, local and other withholding and similar taxes and payments required by applicable law.

17. Code Section 409A. It is the intent of the Parties that any termination of employment of Employee is intended to constitute a “separation from service” as such term is described in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder (“Section 409A”). If any payments or benefits due under this Agreement would subject Employee to any penalty tax imposed under Section 409A, if such payments and benefits were made at the time as contemplated herein, then the Parties agree to cooperate with each other and to take reasonably necessary steps to avoid the imposition of any such penalty tax. In addition to the foregoing, if Employee is deemed to be a “specified employee” within the meaning of Section 409A and if any of the Separation Payments or Termination Benefits described herein would be subject to Section 409A, then the Parties agree that such Separation Payments or Termination Benefits shall be withheld and not paid to Employee until the six-month anniversary of the Separation Date or Termination Date, as the case may be.

18. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

19. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

20. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles. To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

21. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

22. Successors and Assigns. This Agreement, and any and all rights, duties, and obligations under this Agreement, will not be assigned, transferred, delegated, or sublicensed by Employee without the Company’s prior written consent.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Glu Mobile Inc.

Dated: July 8, 2009 By /s/ Eric R. Ludwig

L. Gregory Ballard, an individual

Dated: July 8, 2009 /s/ L. Gregory Ballard

[Signature Page to Transitional Employment Agreement]

EXHIBIT A

GENERAL RELEASE OF ALL CLAIMS

1. This General Release of All Claims (hereinafter “Agreement”) is entered into by and between L. Gregory Ballard (hereinafter “Employee”) and Glu Mobile Inc. (hereinafter the “Company”).

2. WHEREAS, Employee has been employed by the Company; and

WHEREAS Employee and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Employee’s employment by the Company and the termination thereof;

NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, Employee and the Company hereby enter into this Agreement.

3. Consideration. In consideration of the payments and benefits offered to Employee by the Company pursuant to the Transitional Employment Agreement by and between Employee and the Company dated July 8, 2009 (the “Transitional Employment Agreement”), and in connection with the termination of Employee’s employment, Employee agrees to the following general release (the “Release”).

4. General Release of Claims.

(a) In further consideration for the payment and undertakings described above, to the fullest extent permitted by law, Employee, individually and on behalf of his attorneys, representatives, successors, and assigns, does hereby completely release and forever discharge the Company, its affiliated and subsidiary corporations, and its and their shareholders, officers and all other representatives, agents, directors, employees, successors and assigns, from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, known or unknown, which Employee may now have, or has ever had, against them arising from or in any way connected with the employment relationship between the parties, any actions during the relationship, or the termination thereof. This release covers all statutory, common law, constitutional and other claims, including but not limited to, all claims for wrongful discharge in violation of public policy, breach of contract, express or implied, breach of covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, discrimination, any tort, personal injury, or violation of statute including but not limited to Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act, which Employee may now have, or has ever had. The parties agree that any past or future claims for money damages, loss of wages, earnings and benefits, both past and future, medical expenses, attorneys’ fees and costs, reinstatement and other equitable relief, are all released by this Agreement.

(b) Employee and the Company do not intend to release claims that Employee may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code section 2802.

(c) To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

(d) Employee and the Company do not intend to release any and all right that Employee may have to indemnification by the Company pursuant to the by-laws and certificate of incorporation of the Company and pursuant to any agreement between the Company and Employee.

5. Waiver of Unknown Claims. Employee has read or been advised of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right. Having been so apprised, he nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, and elects to assume all risks for claims that now exist in his favor, known or unknown.

6. Non-Admission.  It is understood and agreed that the furnishing of the consideration for this Agreement shall be deemed or construed as an admission of liability or wrongdoing of any kind by the Company.

7. Covenant Not to Sue.

(a) To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will Employee pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which he may now have, has ever had, or may in the future have against the Company and/or any officer, director, employee or agent of the Company, which is based in whole or in part on any matter covered by this Agreement.

(b) Nothing in this paragraph shall prohibit Employee from filing a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency. However, Employee understands and agrees that, by entering into this Agreement, he is releasing any and all individual claims for relief, and that any and all subsequent disputes between the Company and Employee shall be resolved in arbitration.

(c) Nothing in this Agreement shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

8. Waiver of Right to Reemployment. Employee agrees that he will not be entitled to any further employment with the Company. He therefore waives any claim now or in the future to other employment or reemployment with the Company, or any of its related entities, and agrees that he will not apply for nor accept employment with the Company or any of its related entities in the future.

9. Mutual Nondisparagement. Employee agrees that he will, and the Company agrees to cause its executive officers and directors to, refrain from making any adverse, derogatory or disparaging statements about the other (and in the case of the Employee with respect to such statements, Employee agrees to refrain from such statements concerning the Company, , its board of directors, officers, management, practices or procedures, or business operations) to any person or entity. Nothing in this paragraph shall prohibit Employee from providing truthful information in response to a subpoena or other legal process.

10. Return of Company Property; Obligation to Protect Proprietary Information. To the extent Employee has not already done so, he agrees to return to the Company all Company property (other than pursuant to Section 4(b)(ii)(e) of the Transitional Employment Agreement), including but not limited to the files and documents, whether electronic or hardcopy, and whether in Employee’s possession or under his control. Employee also understands that whether he signs this Agreement or not, he must maintain the confidentiality of Company trade secrets, confidential and/or proprietary information (“Proprietary Information”), and not make use of any Proprietary Information on behalf of anyone.

11. Acknowledgement of Representation or Opportunity to be Represented by Counsel; Attorneys’ Fees.  Employee acknowledges that he has been or had the opportunity to be represented by counsel in the negotiation and preparation of this Agreement. The parties further agree that each party will be responsible for his or its own attorney’s fees and costs incurred in connection with this Agreement.

12. Arbitration. Employee and the Company agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to the American Arbitration Association (“AAA”) and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes (the “Rules”). All arbitration proceedings shall be conducted in San Mateo County, California. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Employee and the Company. Accordingly, except as provided for by the Rules, neither Employee nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Employee and the Company expressly waive any entitlement to have such controversies decided by a court or a jury. In addition to the right under the Rules to petition the court for provisional relief, Employee agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement.

13. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

14. Savings Clause. Should any of the provisions of this Agreement be determined to be invalid by a court, arbitrator, or government agency of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of the other provisions herein. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims, and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

15. Complete and Voluntary Agreement. This Agreement, together with the PIIA and COC Agreement, constitutes the entire understanding of the parties on the subjects covered. Employee expressly warrants that he has read and fully understands this Agreement; that he has had the opportunity to consult with legal counsel of his own choosing and to have the terms of the Agreement fully explained to him; that he is not executing this Agreement in reliance on any promises, representations or inducements other than those contained herein; and that he is executing this Agreement voluntarily, free of any duress or coercion.

16. Modification. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing signed by Employee and an authorized representative of the Company.

17. Notice and Revocation Period. Employee acknowledges that the Company advised him to consult with an attorney prior to signing this Agreement; that he understands that he has at least twenty-one (21) days in which to consider whether he should sign this Agreement; and that he further understands that if he signs this Agreement, he will be given seven (7) days following the date on which he signs this Agreement to revoke it and that this Agreement will not be effective until after this seven-day period has expired without revocation by him. Employee acknowledges that if he does not execute this Agreement within thirty (30) days following his last day of employment with the Company, this Agreement will become null and void, and Employee will have no right to the payments and benefits set forth in the Transitional Employment Agreement.

18. Effective Date. This Agreement is effective on the eighth (8th) day after Employee signed it and without revocation by him.

[Signature Page Follows]

19. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

Dated: July 8, 2009		/s/ Eric R. Ludwig

Glu Mobile Inc.
Dated:	July 8, 2009	/s/ L. Gregory Ballard

L. Gregory Ballard

[Signature Page to General Release of Claims]